Exhibit 21.1
List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation
Kosmos Energy Ltd.	Delaware
Kosmos Energy Delaware Holdings, LLC	Delaware
Kosmos Energy Holdings	Cayman Islands
Kosmos Energy LLC	Texas
Kosmos Energy Operating	Cayman Islands
Kosmos Energy Ventures	Cayman Islands
Kosmos Energy South Atlantic	Cayman Islands
Kosmos Energy Latin America	Cayman Islands
Kosmos Energy Brasil Oleo e Gas Ltda.	Brazil
Kosmos Energy Deepwater Morocco	Cayman Islands
Kosmos Energy Cameroon HC	Cayman Islands
Kosmos Energy Offshore Morocco HC	Cayman Islands
Kosmos Energy Finance International	Cayman Islands
Kosmos Energy Finance	Cayman Islands
Kosmos Energy International	Cayman Islands
Kosmos Energy Development	Cayman Islands
Kosmos Energy Ghana HC	Cayman Islands
Kosmos Energy Suriname	Cayman Islands
Kosmos Energy Ireland	Cayman Islands
Kosmos Energy Mauritania	Cayman Islands
Kosmos Energy Sierra Leone	Cayman Islands
Kosmos Energy Equatorial Guinea	Cayman Islands
Kosmos Energy Credit International	Cayman Islands
FATE Energy Services	Cayman Islands
Kosmos Energy Operating Service SARL	Morocco
Kosmos Energy Liberia	Cayman Islands
Kosmos Energy Portugal	Cayman Islands
Kosmos Energy Senegal	Cayman Islands
Kosmos Energy Global Supply	Cayman Islands
Kosmos Energy Sao Tome and Principe	Cayman Islands
Kosmos Energy Maroc Mer Profonde	Cayman Islands
Kosmos Energy Congo	Cayman Islands
Kosmos Energy Cote d’Ivoire	Cayman Islands
Kosmos Energy Namibia	Cayman Islands
Kosmos Energy GOM Holdings, LLC	United States of America
Kosmos Energy Gulf of Mexico, LLC	United States of America
Kosmos Energy Gulf of Mexico Management, LLC	United States of America
Kosmos Energy Gulf of Mexico Operations, LLC	United States of America
Houston Energy Deepwater Ventures	United States of America
Kosmos Energy Investments Senegal Limited	United Kingdom
Kosmos-Trident International Petroleum, Inc.	Cayman Islands

Kosmos-Trident Equatorial Guinea, Inc.	Cayman Islands
Kosmos International Petroleum, Inc.	Cayman Islands
Kosmos Equatorial Guinea, Inc.	Cayman Islands
Kosmos Energy South Africa Limited	United Kingdom
Kosmos Energy Ghana Keta	Cayman Islands
Kosmos Energy Ghana UK Limited	United Kingdom